SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K
 CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

June 30, 2004

Date of Report (Date of earliest event reported)

M-Wave, Inc.

(Exact name of registrant as specified in its charter)
Delaware	33-45499	36-3809819

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

475 Industrial Drive, West Chicago, Illinois	60185

(Address of principal executive offices)	(Zip Code)
(630) 562-5550

(Registrant's telephone number)

Item 5. Other Events

The Company is reporting that it has closed a replacement working capital financing facility with Silicon Valley Bank, its present lender. The original facility was a $3.1 million receivables purchase facility that had an effective rate of interest including fees of 13.55%. The first facility allowed the Company to advance up to 85% of eligible receivables to the maximum limits. The second facility increases the total credit to $ 4.5 million and extends eligibility to inventory as well receivables. Under the second facility, the company can advance up to 85% on eligible receivables and up to $750,000 on eligible finish goods inventory so long as the amount is not more than 33% of the total accounts receivable. The effective rate of interest including fees approximates 8% and represents a 41% reduction in cost. The use of funds will increase working capital for growth purposes.

A copy of the Company's press release relating to these matters is filed herewith as Exhibit 99.91.

SIGNATURE Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
M-WAVE, INC.
Date: June 30, 2004	By: /s/ JIM MAYER

Name: Jim Mayer Title: Chief Financial Officer

EXHIBIT INDEX
EXHIBIT NO.	DESCRIPTION

99.91	Press Release on replacement financing with Silicon Valley Bank